PART C- OTHER INFORMATION

Item 15.  Indemnification

Reference is made to Section 3.8 of Registrant's Limited Liability Company Agreement (the "Company Agreement"). Registrant hereby undertakes that it will apply the indemnification provision of the Company Agreement in a manner consistent with Release 40-11330 of the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"), so long as the interpretation therein of Sections 17(h) and 17(i) of such Act remains in effect.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to managers, officers and controlling persons of Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a Manager, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such Manager, officer or controlling person, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.  Exhibits

(1)           Certificate of Formation*.

(2)           Limited Liability Company Agreement**.

(3)           Not Applicable.

(4)           Agreement and Plan of Merger***.

(5)           See Item 16.

(6)           Advisory Agreement***.

(7)           Placement Agent Agreement***.

(8)           Not Applicable.

(9)           Custodian Services Agreement*.

(10)           Not Applicable.

(11)           Opinion and consent of counsel as to legality of securities***.

(12)           Opinion and consent of counsel supporting tax matters, filed herewith.

(13)           Administration Agreement*

(14)           Consent of Independent Registered Public Accounting Firm***.

(15)           Not Applicable.

(16)           Power of Attorney***.

* Previously filed with the Registrant's Registration Statement on Form N-2 with the Securities and Exchange Commission on October 4, 2000.
** Previously filed with the Registrant’s Registration Statement on Form N-2 with the Securities and Exchange Commission on August 25, 2000.
*** Previously filed with the Registrant’s Registration Statement on Form N-14 with the Securities and Exchange Commission on October 15, 2012.

Item 17.  Undertakings

(1) The undersigned Registrant agrees that prior to any public reoffering of the securities registered through the use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act [17 CFR 230.145c], the reoffering prospectus will contain the information called for by the applicable registration form for the reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The undersigned Registrant agrees that every prospectus that is filed under paragraph (1) above will be filed as a part of an amendment to the registration statement and will not be used until the amendment is effective, and that, in determining any liability under the 1933 Act, each post-effective amendment shall be deemed to be a new registration statement for the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of them.

SIGNATURES

As required by the Securities Act of 1933, this registration statement has been signed on behalf of the Registrant, in the City of New York and State of New York, on the 7th day of February, 2013.

EXCELSIOR MULTI-STRATEGY HEDGE FUND OF FUNDS, LLC

By:	/s/ Spencer N. Boggess

Name: Spencer N. Boggess
Title: Chief Executive Officer

As required by the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	Date
/s/ Alan Brott*	Manager	February 7, 2013
Alan Brott
/s/ John C. Hover II*	Manager	February 7, 2013
John C. Hover II
/s/ Victor F. Imbimbo, Jr.*	Manager	February 7, 2013
Victor F. Imbimbo, Jr.
/s/ Stephen V. Murphy*	Manager	February 7, 2013
Stephen V. Murphy
/s/ Thomas G. Yellin*	Manager	February 7, 2013
Thomas G. Yellin
/s/ Spencer N. Boggess*	Chief Executive Officer	February 7, 2013
Spencer N. Boggess
/s/ Steven L. Suss*	Chief Financial Officer	February 7, 2013
Steven L. Suss

* By: /s/ Marina Belaya________

  as Attorney-in-Fact and Agent pursuant to Power of Attorney

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

(12)	Opinion of Counsel Supporting Tax Matters